Exhibit 10.13(g)

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

AMENDMENT NUMBER 7 TO AMENDED
AND RESTATED LETTER AGREEMENT GCT-026/98

This Amendment Number 7 to Amended and Restated Letter Agreement GCT-026/98, dated as of December 31, 2003 (“Amendment No. 7”) relates to the Amended and Restated Letter Agreement GCT-026/98 (the “Letter Agreement”) between Embraer - Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airways Holdings Inc. (“Buyer”) dated April 19, 2002, which concerns the Amended and Restated Purchase Agreement GCT-025/98 (the “Purchase Agreement”), as amended from time to time (collectively referred to herein as the “Agreement”). This Amendment No. 7 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 7 sets forth further agreements between Embraer and Buyer relative to Buyer’s purchase of one (1) Special Aircraft in accordance with Article 5 of the Purchase Agreement and its option to purchase nine (9) Option Special Aircraft in accordance with Article 24 of the Purchase Agreement, as amended by Amendment No. 7 to the Purchase Agreement dated as of the date hereof.  This Amendment No. 7 also sets forth changes in the financing conditions for the [ * ] Aircraft (exercised Option Special Aircraft) described in Schedule “9” herein.

This Amendment No. 7 constitutes an amendment and modification of the Letter Agreement.  All terms defined in the Agreement and not defined herein shall have the meaning given in the Agreement when used herein, and in case of any conflict between this Amendment No. 7 and the Agreement, the terms of this Amendment No. 7 shall control.

WHEREAS, in connection with the Parties’ agreements as described above, the Parties have agreed to modify the Letter Agreement as provided below;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Embraer and Buyer do hereby agree as follows:

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.  Financing for the [ * ] Aircraft: Article 4 of the Amendment No. 6 to the Letter Agreement shall not apply to the [ * ] Aircraft.  Embraer shall provide financing assistance for the [ * ] Aircraft pursuant to the Finance Term Sheet attached hereto as Schedule “9” to the Letter Agreement.

2. Miscellaneous:  All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 7 shall remain valid in full force and effect without any change.

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IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 7 to be effective as of the date first written above.

EMBRAER – Empresa Brasileira de Aeronáutica S.A.		Republic Airways Holdings Inc.

By	/s/ Satoshi Yokota	By	/s/ Bryan Bedford

Name:	Satoshi Yokota	Name:	Bryan Bedford

Title:	Executive Vice President Development and Industry	Title:	President & CEO

By	/s/ Flávio Rimoli

Name:	Flávio Rimoli

Title:	Sr. Vice President Airline Market

Date:	February 5, 2004	Date:

Place:	Sao Jose dos Campos	Place:

Witness:	/s/ Juliette O. Zambelli	Witness:	/s/ Robert H. Cooper

Name:	Juliette O. Zambelli	Name:	Robert H. Cooper

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Schedule “9”

FINANCING TERM SHEET

This Financing Term Sheet describes the general terms and conditions of the financing assistance to be offered [ * ] for the [ * ] aircraft referred to below.  Embraer will use commercially reasonable efforts to obtain [ * ] financing for the [ * ] Aircraft, as defined hereinafter, based on the following basic terms and conditions:

Aircraft:

The [ * ] Aircraft, as defined in Amendment Number 7 to Amended and Restated Purchase Agreement GCT-025/98 (“Amendment No. 7 to the Purchase Agreement”).  Buyer shall assign its right to purchase the [ * ] Aircraft to Borrower immediately prior to delivery.

Aircraft Price:	In accordance with Amendment No. 7 to the Purchase Agreement.

Borrower:	Chautauqua

[ * ]	[ * ]

[ * ]

Support for [ * ] Aircraft:

Interim financing assistance for the [ * ] Aircraft will be provided in the form consistent with [ * ] as amended (the “[ * ] Financing”)  or permanent financing shall be provided by [ * ] on the “[ * ] Terms” or a third party on the “Third Party Terms” (as such terms are defined below), but in all cases the [ * ] shall consist of following main terms and conditions:

[ * ] Provider:	[ * ]

Financed Amount:	For the [ * ] Aircraft: (a) [ * ] (“Loan A”) and (b) [ * ] of the Aircraft Purchase Price [ * ] (“Loan B”), with Borrower to pay the remaining amount of the Aircraft Purchase Price [ * ] itself.

Security:

For each of Loan A and Loan B, the relevant Debt Provider shall receive a perfected security interest qualifying for the protections of Section 1110 of the Bankruptcy Code. The security interest shall be [ * ]

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[ * ] Tenor:	Loan A: [ * ] payable in [ * ] with an amortization schedule based on a [ * ] fully amortizing loan having a maximum average life of [ * ] and with a balloon payment on the [ * ].

Loan B: [ * ] payable in [ * ] and a maximum average life of [ * ].

[ * ] Rate:	Loan A: A [ * ] interest rate established by the [ * ] for the average life of the loan valid on the [ * ] prior to the Aircraft delivery date, plus [ * ].

Loan B: A [ * ] interest rate established by the [ * ] valid on the [ * ] prior to the Aircraft delivery date, plus [ * ].

Upfront Fee:	Loan A: [ * ].

Permanent Financing:	If [ * ] provides [ * ], it will seek to transfer [ * ] to [ * ] Borrower shall [ * ], provided that Borrower shall not be [ * ].

[ * ]

[ * ] are generally offering in the [ * ] for similar [ * ] at the time.

Conditions Precedent:	Embraer’s obligations to arrange the financing described in this Term Sheet are subject to satisfaction of the following conditions precedent at the time of delivery of the [ * ] Aircraft:

(1) Absence of any material adverse change in the business, operations or financial condition of Buyer as reflected in its financial statements for the nine months ended September 30, 2003.

(2) Absence of litigation [ * ]

(3) Termination of [ * ]

(4) No changes or amendments to Section 1110 of the United States Bankruptcy Code as currently legislated and interpreted in a manner that would materially adversely affect the financing parties in a United States aircraft financing, and that has had a

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materially adverse effect on the aircraft financing market.

(5) Borrower’s and Buyer’s reasonable cooperation with any financing party, or any other participant in the financing structure, and their provision of financial and other information reasonably requested by such participants subject to their entering into a confidentiality agreement reasonably requested by Buyer and/or Borrower.

(6) There shall not be a monetary default by Buyer or Borrower with respect to the pertinent financing parties at the time of financing.

(7) Borrower shall waive trial by jury in respect of any claim based upon or arising out of financings and resulting transactions, subject to the other parties also waiving trial by jury.

(8) All payments to be made by the Borrower in favor of the financing parties shall be free and clear of any taxes, levies, duties or other deductions of whatever nature including standard gross up provisions, subject to customary exceptions and limitations and if [ * ]

(9) All reasonable legal fees and disbursements, and reasonable out-of-pocket expenses of the lenders [ * ], the security trustee, or any other financing party associated with the permanent and, if applicable, initial, financing transactions contemplated hereby, including but not limited to registration fees/expenses that are customary in aircraft transactions, but excluding [ * ] placement fees other than those of Babcock & Brown or an affiliate as an advisor to Borrower, shall be for the account of Borrower and shall be paid by it on closing, to the extent then invoiced (and if any such amounts are not paid by Borrower on closing, Borrower shall have agreed to make such payments thereafter), provided that all such fees, disbursements and expenses (including the upfront fee) payable by Borrower shall not [ * ]

[ * ]	[ * ]

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